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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated September 7, 1999, except for Note 17 for which the date is November 11, 1999, and September 7, 1999, related to the financial statements of Rudolph Technologies, Inc. and Rudolph Research Corporation, respectively which appear in the Prospectus constituting part of the Registration Statement on Form S-1 (No. 333-86821) of Rudolph Technologies, Inc.

/s/  PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Florham Park, New Jersey
December 7, 1999